NEWS RELEASE

                                                          FOR IMMEDIATE RELEASE

CONTACT:
Frank J. Spina
Vice President & Chief Financial Officer
805/295.5600, Ext. 2216

Mary E. Woods
Investor Relations
805/295.5600, Ext. 2508


                    3D SYSTEMS REPORTS SECOND QUARTER PROFIT
                           COMPARED TO YEAR-AGO LOSS,
                              PRODUCT SALES UP 18%

         VALENCIA,  Calif.,  July 23, 1998--3D Systems  Corporation (Nasdaq NMS:
TDSC) today reported total second quarter revenues of $24.7 million, up 13% from $21.8 million in the prior year, while product sales increased 18% to $16.7 million, compared with $14.1 million in the quarter a year ago.
         Net income for the quarter totaled $526,000, or 5 cents a share, compared with a net loss in last year's second quarter of $280,000, or 2 cents a share. The 1997 quarter included $500,000 in non-recurring expenses related to severance benefits.
         For the six months ended June 26, the company posted record revenues of $47.5 million, up 10% from $43.3 million in 1997. First half net income was $880,000, 8 cents a share, compared with $108,000, or 1 cent a share, in the year earlier period.
         Arthur B. Sims, chairman and chief executive officer, commented: "We are pleased by the company's increasing sales and improved bottom line. Product margins continue to improve, our order bookings rate is up substantially over a year ago, and the balance sheet is benefiting from better asset management."
         At the close of the second quarter, the company's balance sheet showed cash and short-term investments of $19.2 million, up $3.6 million from the preceding quarter. Receivables, measured by days sales outstanding, improved to 87 days, down from the prior quarter's 94 days. Inventories continued their downward path, and were 15% less than at year-end.

                                     (MORE)

         Concerning operating expenses, Sims stated that "while general and administrative expenses were about flat with the first quarter, sales and marketing reflected planned program increases and variable expenses related to revenue. Also, while research and development expenses were up over the first quarter, and the second quarter a year ago, they relate to specific projects that are proceeding according to plan and substantially on schedule.
         "Orders flow overall showed substantial improvement over last year's second quarter, although performance was not uniform across our three main markets. The Americas were strong compared to a year ago, though not yet performing up to our full expectation. 3D's European orders flow was robust and compensated for anticipated weak results in Asia, which accounts for a relatively small part of our business."
         3D Systems manufactures rapid product development systems that enable users to move from concept models to finished parts faster, at lower cost, and at higher quality than traditional methods. 3D Systems' equipment fabricates solid objects using digital input from CAD/CAM/CAE computer systems, substantially reducing the time and costs of bringing new products to market. Major applications include concept modeling, rapid prototyping and rapid tooling for products in a wide range of industries worldwide including automotive, aerospace, medical, electronic and consumer products.
         Except for the historical information contained in this news release, the matters discussed include forward-looking statements that involve risks and uncertainties including the availability and acceptance of new products, the impact of competitive products and pricing, the ability of the company to continue to contain expenses, dependence on key personnel, industry-wide domestic and international economic conditions, and other risks detailed in the company's SEC report on Form 10-K for the year ended December 31, 1997.

                                       ###

For  current  investor   information,   please  call  3D  Systems'   shareholder
communications service at 800-757-1799.

                             3D SYSTEMS CORPORATION
                           Consolidated Balance Sheets

                                                                                                             (Unaudited)
                                 ASSETS                                      December 31, 1997              June 26, 1998
                                                                           -----------------------      ----------------------
Current assets:
  Cash and cash equivalents                                                  $         12,694,831         $        12,524,301
  Short-term investments                                                                3,498,265                   6,647,458
  Accounts receivable, less allowances for doubtful accounts of
    $441,399 (1997) and $746,108 (1998)                                                23,618,237                  23,601,506
  Current portion of lease receivables                                                  1,257,006                   1,393,983
  Inventories                                                                          12,164,633                  10,372,709
  Deferred tax assets                                                                   3,319,651                   2,489,738
  Prepaid expenses and other current assets                                             2,305,163                   2,502,186
                                                                           -----------------------      ----------------------
         Total current assets                                                          58,857,786                  59,531,881

Property and equipment, net                                                            16,895,011                  15,534,240
Licenses and patent costs, net                                                          5,464,351                   5,587,781
Deferred tax assets                                                                     3,971,000                   3,971,000
Lease receivables, less current portion                                                 3,944,462                   4,437,817
Other assets                                                                            2,207,109                   2,043,102
                                                                           ----------------------      -----------------------
                                                                             $         91,339,719         $        91,105,821
                                                                           =======================      ======================
                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                          $           4,885,831         $         3,724,213
  Accrued liabilities                                                                   8,814,193                   7,770,366
  Current portion of long-term debt                                                        95,000                      95,000
  Customer deposits                                                                       238,248                     293,757
  Deferred revenues                                                                     6,514,868                   8,972,119
                                                                           -----------------------      ----------------------
         Total current liabilities                                                     20,548,140                  20,855,455

Other liabilities                                                                       1,491,534                   1,727,492
Long-term debt, less current portion                                                    4,705,000                   4,655,000
                                                                           -----------------------      ----------------------
                                                                                       26,744,674                  27,237,947
                                                                           -----------------------      ----------------------
Stockholders' equity:
  Preferred stock, $.001 par value.  Authorized 5,000,000 shares;
    none issued
  Common stock, $.001 par value.  Authorized 25,000,000 shares;
     issued 11,450,071 and outstanding 11,425,071 (1997) and issued
       11,557,133 and outstanding 11,332,133 (1998)                                        11,450                      11,557
  Capital in excess of par value                                                       73,856,965                  74,531,972
  Notes receivable from officers                                                              ---                   (420,000)
  Accumulated deficit                                                                 (8,897,605)                 (8,017,582)
  Cumulative translation adjustment                                                     (210,827)                   (698,132)
       Treasury stock, at cost, 25,000 shares (1997) and 225,000 shares                 (164,938)                 (1,539,941)
(1998)
                                                                           -----------------------      ----------------------
        Total stockholders' equity                                                     64,595,045                  63,867,874
                                                                           =======================      ======================
                                                                             $         91,339,719         $        91,105,821
                                                                           =======================      ======================

                             3D SYSTEMS CORPORATION
                      Consolidated Statements of Operations
                                   (Unaudited)


                                             Three Month Periods Ended                     Six Month Periods Ended
                                        --------------------------------------        -------------------------------------
Sales:                                    June 27, 1997          June 26, 1998         June 27, 1997         June 26, 1998
                                        ----------------     -----------------        ----------------     ----------------

  Products                              $    14,111,466       $   16,715,008           $  27,709,322         $  31,242,357
  Services                                    7,691,979            7,957,544              15,552,935            16,266,552
                                        ----------------     -----------------        ----------------     ----------------
        Total sales                          21,803,445           24,672,552              43,262,257            47,508,909
                                        ----------------     -----------------        ----------------     ----------------

Cost of sales:
  Products                                    7,711,852            8,436,977              14,999,244            16,328,577
  Services                                    5,636,094            5,484,087              11,138,683            11,039,896
                                        ----------------     -----------------        ----------------     ----------------
        Total cost of sales                 13,347,946            13,921,064              26,137,927            27,368,473
                                        ----------------     -----------------        ----------------     ----------------

Gross profit                                  8,455,499           10,751,488              17,124,330            20,140,436
                                        ----------------     -----------------        ----------------     ----------------

Operating expenses:
  Selling, general and administrative         7,170,603            7,480,037              13,561,294            14,118,569
  Research and development                    2,011,893            2,568,411               3,941,727             4,880,045
                                        ----------------     -----------------        ----------------     ----------------
        Total operating expenses              9,182,496           10,048,448              17,503,021            18,998,614
                                        ----------------     -----------------        ----------------     ----------------

Income from operations                        (726,997)              703,040               (378,691)             1,141,822

Other income                                    334,622              205,757                 685,670               384,642
Other expense                                   (68,420)            (100,128)               (127,203)             (172,583)
                                        ----------------     -----------------        ----------------     ----------------
Income before provision for income taxes      (460,795)              808,669                 179,776             1,353,881

Provision for (benefit from) income taxes     (181,114)              283,034                  71,911               473,858
                                        ----------------     -----------------        ----------------     ----------------

Net income                              $     (279,681)      $       525,635            $     107,865       $       880,023
                                        ================     =================        ================     ================

Weighted average shares outstanding          11,376,199           11,347,277              11,368,116            11,318,001
                                        ================     =================        ================     ================

Net income per common share             $         (.02)      $          .05           $          .01       $           .08
                                        ================     =================        ================     ================

Weighted average shares outstanding and
  dilutive  shares                           11,524,374           11,756,144              11,643,948            11,726,868

                                        ================     =================        ================     ================

Net income per common share assuming
  dilution                              $         (.02)     $            .04          $          .01       $           .08
                                        ================     =================        ================     ================
